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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF LINKTONE LTD.

Shanghai Linktone Consulting Co., Ltd., a wholly-owned subsidiary

Shanghai Huitong Information Co., Ltd., a wholly-owned subsidiary